UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

PARATEK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36066	33-0960223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Park Plaza Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 807-6600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, the board of directors (the “Board”) of Paratek Pharmaceuticals, Inc. (the “Company”) and the compensation committee of the Board (the “Committee”), as applicable, approved the payment of annual cash bonus awards with respect to performance for fiscal year 2015 for the Company’s executive officers, including the named executive officers (the “Named Executive Officers”). The following table is a summary of the compensation decisions approved by the Board and the Committee, as applicable, for the Named Executive Officers:

Executive Officer	2015 Cash Bonus

Michael F. Bigham	$150,000
Chief Executive Officer
Evan Loh, M.D.	$135,000
President and Chief Medical Officer
Douglas W. Pagán	$100,000
Chief Financial Officer

The Company will provide additional information regarding the compensation paid to the Named Executive Officers for fiscal year 2015 in its proxy statement for the 2016 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: January 22, 2016	By:	/s/ Douglas W. Pagán
Douglas W. Pagán
Chief Financial Officer